SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 17, 2002

CYGNUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18962	94-2978092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California	94063-4719
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (650) 369-4300

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

First Amendment to Equity Line Agreements

                On September 17, 2002, the Company and Cripple Creek Securities, LLC signed an amendment to the March 2001 Equity Line Agreement and a substantially identical amendment to the October 2001 Equity Line Agreement. Under these amendments, the Nasdaq SmallCap market was added to the definition of “Principal Market” to enable the Company to continue using the Equity Lines in the event it phases down to this market.  The amended agreements further add an alternative 15-day investment period to the existing 30, 60 and 90 day investment periods and amend the purchase volume limitation set forth in the original Equity Lines Agreements, in light of the Company’s lower market capitalization resulting from its current per share price.

Second Amendment to Convertible Debentures

                On September 17, 2002, the Company and its convertible debenture holders signed a second amendment to the original convertible debentures to amend the anti-dilution adjustment provisions in light of the new conversion price structure set forth in the first amendments to the convertible debentures.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number

99.1	Second Amendment to 8.5% Convertible Debentures Due June 29, 2004.
99.2	Second Amendment to 8.5% Convertible Debentures Due September 29, 2004.
99.3	First Amendment to Structured Equity Line Flexible Financing Agreement Dated March 23, 2001.
99.4	First Amendment to Structured Equity Line Flexible Financing Agreement Dated October 1, 2001.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.

Date:	September 20, 2002	By:	/s/ Barbara G. McClung
Barbara G. McClung
Senior Vice President
and General Counsel